Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the StarTek, Inc. Employee Stock Purchase Plan of our reports dated March 9, 2012, with respect to the consolidated financial statements of StarTek, Inc. and the effectiveness of internal control over financial reporting of StarTek, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

August 10, 2012